Exhibit 99.1

Invitae preliminary 2019 financial results demonstrate strong momentum with nearly 60% growth in test volume and more than 45% growth in revenue year-over-year

— Accessioned more than 482,000 samples and generated approximately $216 million in revenue in 2019 —

— Issues 2020 guidance of more than 725,000 samples accessioned and more than $330 million in revenue, reflecting a more than 50% annual growth in both volume and revenue —

SAN FRANCISCO, January 12, 2020 – Invitae Corporation (NYSE: NVTA), a leading medical genetics company, announced preliminary unaudited full-year 2019 results, driving strong growth in volume and revenues, signaling continued momentum going into 2020. The company accessioned more than 482,000 samples and generated approximately $216 million in revenue in 2019. The company also announced 2020 guidance of more than 725,000 samples accessioned and more than $330 million in revenue, reflecting a more than 50% annual growth in both volume and revenue. Invitae has now provided in-depth medical genetic sequencing for more than one million patients since launch, including more than 750,000 in the past two years.

“Invitae is proving that genetics is a growth story today and for the future, demonstrated by our nearly 60 percent volume growth, more than 45 percent revenue growth and yet another year of executional excellence. As we look to 2020, with new account growth continuing to soar and strong re-order rates, we are confident in our ability to drive growth and, most importantly, increase the number of patients we can help,” said Sean George, co-founder and chief executive officer of Invitae. “Before Invitae began, medical genetics was considered a niche diagnostic offering, available at high prices to the sickest few. We envisioned a world where all patients would have access to in-depth genetic information to inform their healthcare. We are making that vision a reality, having now provided answers to more than one million patients.”

Preliminary, unaudited financial results for 2019 and guidance for 2020

•	Reported 2019 volume of more than 482,000 samples accessioned, a nearly 60% increase from the 303,000 samples accessioned in 2018

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Volume was driven by an expanding customer base. In 2019, Invitae added approximately 3,500 new accounts to its previous base of 4,900. In addition, the company delivered strong re-order rates of 80% across new accounts.

•	Generated revenue of approximately $216 million in 2019, a more than 45% increase from the $147.7 million in 2018

•	Announced year-end 2019 cash, cash equivalents, restricted cash and marketable securities of nearly $400 million

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Increased cash, cash equivalents and restricted cash during 2019 by $39.4 million, with non-GAAP cash burn of approximately $278.3 million (approximately $153 million excluding $85.6 million of cash paid to settle obligations under the 2018 Note Purchase Agreement (which includes $1.3 million of accrued interest on the third quarter 2019 quarterly interest payment) and $41 million in acquisition-related payments).

Looking ahead to 2020, Invitae anticipates test volume of more than 725,000 samples accessioned generating more than $330 million in revenue for the year, reflecting a more than 50% annual growth rate in both volume and revenue.

Invitae has not completed preparation of its financial statements for the fourth quarter or full year 2019. The preliminary, unaudited results presented in this news release for the quarter and year ended December 31, 2019 are based on current expectations and are subject to adjustment. Actual results may differ.

Invitae will report its full financial results and other metrics during its fourth quarter and year-end 2019 conference call in February.

2019 corporate and scientific highlights

Invitae’s network of biopharma partnerships continued to grow throughout the year and now includes more than 80 agreements with more than 45 companies:

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Invitae’s first sponsored testing partnership program, Behind the Seizure®, expanded access to testing for pediatric epilepsy to children under eight who experience an unprovoked seizure. With eight partners now supporting the program, it has been shown that participants in the program were diagnosed one to two years sooner than historic averages.[1]

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Five Invitae Detect programs were launched in 2019, creating multi-partner programs that increase access to genetic testing in therapeutic areas where it is under-utilized. The company announced Amicus Therapeutics and Enzyvant will join as partners in the Detect Lysosomal Disorders program in January 2020.

Invitae enhanced its technologies and services and advanced medical research to deepen understanding of the use of genetics in clinical care:

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Acquired three companies that are intended to further enhance Invitae’s clinical variant interpretation capabilities, meaningfully reduce the cost of testing and provide superior customer workflows and patient support.

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Presented and published clinical research demonstrating the frequency of actionable genetic variants in large patient populations and supporting the expansion of guidelines for patients with ovarian, breast, pancreatic, prostate and colorectal cancer.

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Launched Invitae Discover, a clinical research platform that leverages biometric data available through Apple Watch to provide better understanding of the genetic causes of disease, with the first study in cardiovascular disease.

Invitae expanded access to its high-quality, in-depth medical genetic testing via insurers and health systems in the United States and internationally:

•	Partnered with the University of Vermont Health Network on a population health testing program to offer proactive genetic screening as part of routine clinical care for patients in Vermont.

•	Announced in-network status with Cigna. Invitae is now in contract with all national commercial health plans and has approximately 295 million covered lives in network.

•	Named one of seven labs in UnitedHealthcare’s (UHC) Preferred Lab Network (PLN), based on a rigorous quality and affordability review out of a broader network of more than 300 labs.

•	Launched Invitae’s direct channel to make it easier for consumers to receive the same high-quality, affordable medical genetic testing from Invitae that experts use and trust.

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Established plans to increase international presence with local laboratory and/or fulfillment infrastructure in five countries. Invitae served customers in more than 95 ex-U.S. countries, accounting for more than 10% of 2019 volume.

Webcast information

The company will present at the 38th Annual J.P. Morgan Healthcare Conference on Wednesday, January 15, 2020 at 7:30 a.m. Pacific followed by a breakout session at 8:00 a.m. Pacific at the Westin St. Francis Hotel in San Francisco. The live webcast of both the presentation and the breakout session may be accessed by visiting the investors section of the company’s website at ir.invitae.com. A replay of the webcasts will be available shortly after the conclusion of the presentation and will be archived on the company’s website.

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company, whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company’s website at invitae.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the company’s preliminary financial results for 2019, including volume, revenue, cash, cash equivalents and restricted cash and cash burn; the company’s guidance for 2020, including volume and revenue levels; the company’s expectations for 2020 regarding its ability to deliver on its goal to accelerate growth and to increase the number of patients served; the company’s beliefs regarding the benefits of its acquisitions; and the company’s beliefs regarding the momentum in its business and the drivers of such momentum; the company’s announcement regarding new Detect partners; and the company’s plans to increase its international presence. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: actual results for the fourth quarter and full year 2019, the year-end close process and audit of the company’s financial statements, the company’s ability to build on momentum in its business and the drivers of momentum, the company’s history of losses; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the company’s ability to compete; the company’s ability to develop and commercialize new tests and expand into new markets; risks associated with the company’s ability to use rapidly changing genetic data to interpret test results accurately, consistently, and quickly; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the company’s ability to successfully integrate acquired businesses, and the benefits to the company of any such acquisitions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

INVITAE CORPORATION

Reconciliation of Net Increase in Cash, Cash Equivalents and Restricted Cash to Cash Burn

(in millions)

(preliminary, and unaudited)

Year Ended December 31, 2019
Net increase in cash, cash equivalents and restricted cash	$39.4
Adjustments:
Purchases of investments	260.9
Maturities of investments	(34.5)
Proceeds from public offering of common stock, net of issuance costs	(204.0)
Proceeds from issuance of convertible senior notes, net	(339.9)
Proceeds from exercises of warrants	(0.2)

Cash burn	$(278.3)[1]

[1]

Cash burn for the year ended December 31, 2019 includes $85.6 million of cash paid to settle our obligations under the 2018 Note Purchase Agreement (which includes $1.3 million of accrued interest on the third quarter 2019 quarterly interest payment) and $41 million paid in connection with acquisitions during 2019.

Source: Invitae Corporation

Contact:

Laura D’Angelo

ir@invitae.com

(628) 213-3369

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[1]

Miller, Nicole, et al, “Behind the Seizure: A No-Cost 125-gene Epilepsy Panel for Pediatric Seizure Onset Between 2–4 Years”. Presented at the American Society of Human Genetics Meeting: October 16–20, 2018, San Diego, CA.